UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2011

Kenexa Corporation (Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	000-51358 (Commission File Number)	23-3024013 (I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 971-9171 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02   Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 18, 2011, the shareholders of Kenexa Corporation (the “Company”) approved an amendment to the Company’s 2005 Equity Incentive Plan (the “Plan”), which was submitted to the shareholders for approval at the Annual Meeting (as defined below).

The amendment provides for an increase of 1,900,000 in the number of shares of common stock available for issuance under the Plan, from 4,842,910 shares to an aggregate of 6,742,910 shares.  The amendment also refines certain provisions of the Plan addressing the treatment of awards in connection with a change in control of the Company, and allows the Company to, among other things, cancel unvested awards (or any portion thereof) upon a change in control.  Additionally, the amendment updates provisions of the Plan concerning compliance with Section 409A of the Internal Revenue Code and clarifies the treatment of fractional shares resulting from a recapitalization, stock split or combination, stock dividend or other similar event requiring an adjustment to the shares subject to the  Plan.

Our definitive proxy statement dated April 4, 2011 (as amended and restated on April 8, 2011 and as supplemented on May 5, 2011 and May 10, 2011) contains additional information about the Plan.  A copy of the Plan, as amended and restated, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the amendment is qualified in its entirety by reference to the full text of the Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 18, 2011, the Company held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 23,214,349 shares of the Company’s common stock were entitled to vote as of March 21, 2011, the record date for the Annual Meeting, of which 20,898,218 were present in person or by proxy at the Annual Meeting.  The following is a summary of the final voting results for each matter presented to shareholders.

Proposal 1: Election of Directors

The Company’s shareholders voted to elect Barry M. Abelson, Nooruddin S. Karsan, and John A. Nies to serve as directors of the Board for a three-year term expiring on the date of the Company’s 2014 Annual Meeting of Shareholders as follows:

Nominee	For	Withheld	Broker Non-Votes
Barry M. Abelson	10,787,719	9,014,780	0
Nooruddin S. Karsan	18,686,713	1,106,786	0
John A. Nies	19,324,570	468,929	0

Proposal 2: Approval of Amendment to 2005 Equity Incentive Plan

The Company’s shareholders approved an amendment to our 2005 Equity Incentive Plan as follows:

	For	Against	Abstentions	Broker Non-Votes
Approval of Amendment to 2005 Equity Incentive Plan	12,021,284	7,497,002	275,213	1,104,719

Proposal 3: Advisory Vote Related to Executive Compensation

The Company’s shareholders, on an advisory basis, voted to approve the compensation paid to the Company’s named executive officers for 2010, as follows:

	For	Against	Abstentions	Broker Non-Votes
Approval of 2010 compensation of named executive officers	15,721,286	4,071,898	315	1,104,719

Proposal 4: Advisory Vote on Frequency of Advisory Votes on Executive Compensation

The Company’s shareholders, on an advisory basis, voted to determine the frequency of future advisory votes on executive compensation, as follows:

	One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
Frequency of votes on executive compensation	18,173,864	613	1,608,902	10,120	0

Proposal 5: Ratification of Selection of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, as follows:

	For	Against	Abstentions	Broker Non-Votes
Ratification of Grant Thornton LLP	20,639,051	258,876	291	0

Each of the aforementioned proposals submitted to the shareholders at the Annual Meeting was approved by the final voting results set forth above.

    In accordance with the shareholder vote on Proposal 4, the Company has decided to hold an advisory vote on executive compensation annually until the next required vote on the frequency of such votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2005 Equity Incentive Plan, effective as of May 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENEXA CORPORATION

Date: May 18, 2011	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2005 Equity Incentive Plan, effective as of May 18, 2011.